Exhibit 10.12

May 22, 2007

Beijing Wonderful Investments Ltd

Building 2

No. 1 Naoshikou Avenue

Xicheng District, Beijing

China

Attention: Dr. Jesse Wang

Dear Mr. Wang:

Reference is made to Amendment No. 1 to the Registration Statement on Form S-1 (File No. 333-141504) (the “Registration Statement”) filed May 1, 2007 by The Blackstone Group L.P., a Delaware limited partnership (“Blackstone”), with the U.S. Securities and Exchange Commission (the “Commission”) relating to the initial public offering (“Initial Offering”) of Common Units of Blackstone.  This letter agreement is to confirm our agreement relating to the purchase by Beijing Wonderful Investments, Ltd, a company incorporated under the laws of the People’s Republic of China, (such entity, or its permitted assignee, to the extent this letter agreement is assigned to such permitted assignee, “Investor”), subject to and concurrently with the consummation of the Initial Offering, of certain Common Units of Blackstone for an aggregate purchase price of US$3,000,000,000 (subject to reduction as described below), on the terms and subject to the conditions set forth herein. Unless otherwise defined herein, including in Appendix I hereto, capitalized terms are used herein as defined in the Amended and Restated Agreement of Limited Partnership of Blackstone, in the form filed with the Commission from time to time and as it may be further amended, supplemented, restated or modified from time to time in accordance with its terms (the “Blackstone Partnership Agreement”).

In furtherance of the foregoing, the parties hereto agree as follows:

1.            Purchase.

(a)           Upon the terms and subject to the conditions of this letter agreement, at the Closing (as defined below), Investor shall purchase from Blackstone, and Blackstone shall issue, sell, transfer and deliver to Investor, a number of Common Units (the “Purchased Units”) equal to the Purchased Units Amount (as defined below), free and clear of all liens or encumbrances (other than those created by virtue of this letter agreement or the Blackstone

Partnership Agreement).  In consideration for the issuance and sale of the Purchased Units, against delivery thereof to Investor, and upon the terms and subject to the conditions of this Agreement, at the Closing Investor shall pay or cause to be paid to Blackstone by wire transfer in immediately available funds to an account designated by Blackstone an aggregate amount of US$3,000,000,000 or such lesser amount as is necessary such that Investor shall receive at the Closing Purchased Units which represent a number of Common Units equal to, but not exceeding, the Investor Ownership Limitation Percentage (the “Purchased Units Consideration”).

(b)           For purposes of this Agreement, (i) the “Purchased Units Amount” shall mean the quotient of (x) the Purchased Units Consideration divided by (y) the product of (A) 95.5% (expressed as a decimal) multiplied by (B) the price per Common Unit offered to the public in the Initial Offering; and (ii) “Investor Ownership Limitation Percentage” means Beneficial Ownership (whether direct or indirect) of 9.99% of the outstanding Common Units (calculated as if all Blackstone Holdings Partnership Units had been exchanged for Common Units but disregarding any equity incentive awards or other Common Unit Equivalents).

2.            Closing; Conditions.

(a)           The closing of the sale and purchase of the Purchased Units (the “Closing”) shall take place, subject to the conditions set forth in paragraph 2(b) below, concurrently with the consummation of the Initial Offering at the offices of Simpson Thacher & Bartlett LLP, China Merchants Tower, 29th Floor, 118 Jianguo Road, Chaoyang District, Beijing, People’s Republic of China 100022 or at such other place as Blackstone and Investor may mutually agree.

(b)           The Closing shall be conditioned upon and subject to the satisfaction (or waiver by Investor and Blackstone) of the following conditions:

(i)                    the purchase by the underwriters for offer to the public in the Initial Offering of Common Units with an aggregate purchase price (based on the price per Common Unit offered to the public in the Initial Offering) of not less than $2,500,000,000; and

(ii)                   the entrance by Blackstone and Investor into a registration rights agreement, substantially in the form attached hereto as Exhibit A (the “Registration Rights Agreement” and together with this letter agreement, the “Transaction Agreements”).

(c)           For the avoidance of doubt, the accuracy of any of the representations and warranties set forth in paragraphs 8, 9 and 10 hereof shall not be a condition to the Closing.

3.            Restrictions on Transfers of Purchased Units.

(a)           Without limiting the restrictions on Transfer (as defined below) of Partnership Interests of Blackstone set forth in the Blackstone Partnership Agreement, Investor shall not, prior to the fourth anniversary (such date, the “Initial Lockup Date”) of the date of consummation of the Initial Offering, directly or indirectly, transfer, sell, hedge, assign, gift, pledge, encumber, hypothecate, mortgage, exchange or otherwise dispose of by operation of law

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or otherwise (“Transfer”) (other than a Transfer (i) permitted in accordance with paragraph 3(c) or 3(d) and 3(e) below or (ii) required by, and in accordance with, paragraph 4(b) below) any of the Purchased Units without the prior written consent of the general partner of Blackstone.  Notwithstanding the foregoing, Blackstone agrees that, prior to the Initial Lockup Date, Investor may pledge, hypothecate, mortgage or otherwise encumber, the Purchased Units; provided that (x) prior to entry into any such pledge, hypothecation, mortgage or other encumbrance, Investor shall cause the pledgee to enter into a written agreement for the benefit of Blackstone pursuant to which such pledgee shall agree not to enter into any hedging transaction in respect of Blackstone Securities (as defined below) in connection with such pledge, hypothecation, mortgage or encumbrance of Purchased Units by Investor; (y) the pledgee shall not have any voting power with respect to such pledged, hypothecated, mortgaged or encumbered Common Units; and (z) such pledge, hypothecation, mortgage or encumbrance does not allow any Transfer (including, without limitation, the transfer, sale, assignment, gift, exchange, or other disposal) that would be in violation of this letter agreement or the Blackstone Partnership Agreement, it being expressly understood and agreed that any margin call, foreclosure or similar action with respect to such pledged, hypothecated, mortgaged or encumbered Common Units shall constitute a Transfer in violation of this letter agreement.

(b)           From and after the Initial Lockup Date, Investor shall be permitted to Transfer, subject to compliance with the applicable terms and conditions of this letter agreement and the Blackstone Partnership Agreement, the Purchased Units; provided that in no event shall Investor Transfer Purchased Units representing more than one-third (1/3) of the aggregate number of Purchased Units acquired by Investor as of the Closing (such number of Purchased Units, the “Partial Transfer Amount”) in any of the 365-day (or 366-day, if a leap year) periods ending on the first, second and third anniversaries of the Initial Lockup Date; and provided further that Investor shall notify Blackstone in advance of any proposed Transfers of the Purchased Units.  Notwithstanding the first proviso in the foregoing sentence, if in any such 365-day (or 366-day, if applicable) period Investor does not Transfer the full Partial Transfer Amount permitted to be Transferred during such period, then, during any subsequent period, Investor shall be permitted to Transfer such remainder of the Partial Transfer Amount for such prior period and the Partial Transfer Amount applicable to such subsequent period, subject to the requirements of this paragraph 3(b).

(c)           Notwithstanding anything to the contrary herein or in the Blackstone Partnership Agreement, Investor shall be permitted to Transfer any or all of the Purchased Units after the date on which any Change of Control occurs.  A “Change of Control” shall mean (i) the acquisition by any Person or any group of Persons (other than the Existing Management Professionals (as defined below)) acting together which would constitute a group (a “Group”) for purposes of Section 13(d) of the Securities Exchange Act of Beneficial Ownership of at least 51% of all outstanding Blackstone Securities (calculated on a fully-diluted basis and as if all Blackstone Holdings Partnership Units had been exchanged for Common Units); (ii) the reorganization, merger or consolidation of Blackstone with respect to which all of the Persons who were the respective Beneficial Owners of Blackstone Securities immediately prior to such reorganization, merger or consolidation do not, following such reorganization, merger or consolidation, beneficially own, directly or indirectly, more than 50% of the aggregate outstanding Blackstone Securities resulting from such reorganization, merger or consolidation; (iii) the direct or indirect sale or other disposition, in one or a series of transactions, of assets

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representing all or substantially all of the assets of Blackstone to any third Person or Group; (iv) Stephen A. Schwarzman, Peter G. Peterson, Hamilton E. James, J. Tomilson Hill and Michael A. Puglisi and all other Senior Managing Directors of Blackstone, its general partner and their subsidiaries as of the date of the consummation of the Initial Offering (collectively, the “Existing Management Professionals”) ceasing to own, in the aggregate, at least 25% of the Common Units owned by such Persons immediately following the consummation of the Initial Offering (calculated on a fully-diluted basis and as if all Blackstone Holdings Partnership Units had been exchanged for Common Units); or (v) the entrance into any definitive agreement, the fulfilment of which would result in the occurrence of any of the events described in clauses (i) through (iv) of this paragraph 3(c).

(d)           Notwithstanding anything to the contrary in this Agreement, in connection with the Transfer (other than a pledge, hypothecation, mortgage or encumbrance), in one or a series of related transactions, by Existing Management Professionals to a single Person or Group of Blackstone Securities representing in the aggregate at least 51% of the outstanding Common Units of Blackstone (calculated on a fully-diluted basis and as if all Blackstone Holdings Partnership Units had been exchanged for Common Units) at any time prior to the fourth anniversary of the Closing in a transaction exempt from registration under the Securities Act and any similar applicable state securities laws (a “Tag-Along Sale”), prior to the consummation thereof, Investor shall be afforded the opportunity to join in such Transfer on a pro rata basis, as provided in paragraph 3(e) below.

(e)           Prior to consummation of the Tag-Along Sale, the Existing Management Professionals proposing to Transfer Blackstone Securities in the Tag-Along Sale (the “Tag-Along Sellers”) shall cause the Person or Group that proposes to acquire such Blackstone Securities (the “Proposed Purchaser”) to offer in writing (the “Tag-Along Offer”) to purchase Common Units owned by Investor, such that the number of Common Units so offered to be purchased from Investor shall be equal to the product obtained by multiplying the aggregate number of Blackstone Securities proposed to be purchased by the Proposed Purchaser (calculated on a fully-diluted basis and as if all Blackstone Holdings Partnership Units had been exchanged for Common Units) by such Investor’s Pro Rata Portion. In addition, the Tag-Along Offer shall set forth the consideration for which the Tag-Along Sale is proposed to be made and all other material terms and conditions of the Tag-Along Sale.  If the Tag-Along Offer is accepted by Investor within five Business Days after receipt of the Tag-Along Offer, then the number of Blackstone Securities to be sold to the Proposed Purchaser by the Tag-Along Sellers (calculated on a fully-diluted basis and as if all Blackstone Holdings Partnership Units had been exchanged for Common Units) shall be reduced by the number of Common Units to be purchased by the Proposed Purchaser from Investor. The purchase from Investor shall be made on the same terms and conditions (including timing of receipt of consideration and choice of consideration, if any) as the Proposed Purchaser shall have offered to purchase Blackstone Securities to be sold by the Tag-Along Sellers, and the Investor shall otherwise be required to Transfer the Common Units upon the same terms, conditions, and provisions as the Tag-Along Sellers, including making the same representations, warranties, covenants, indemnities and agreements that the Tag-Along Sellers agree to make.  “Pro Rata Portion” shall mean, with reference to the Investor, at any time, a fraction, the numerator of which is the number of Common Units then held by Investor, and the denominator of which is the aggregate number of Blackstone Securities then held by the Tag-

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Along Sellers taken together (calculated on a fully-diluted basis and as if all Blackstone Holdings Partnership Units had been exchanged for Common Units).

(f)            Any attempt to Transfer any Purchased Units in violation of the terms of this letter agreement or the Blackstone Partnership Agreement shall be null and void, and none of Blackstone, its general partner or any transfer agent shall register upon its books any Transfer of Purchased Units by Investor to any Person except a Transfer which is not in violation of this letter agreement or the Blackstone Partnership Agreement.

4.            Restrictions on Purchases of Blackstone Securities.

(a)           Investor shall not, and Investor shall not permit any of its Affiliates to (i) directly or indirectly, acquire by any means whatsoever Beneficial Ownership of any Blackstone Holdings Partnership Units, Limited Partner Interests, any security or obligation which is by its terms, whether directly or indirectly, convertible into or exchangeable or exercisable for Limited Partner Interests, and any option, warrant or other subscription or purchase right with respect to Limited Partner Interests, or any other securities of the Blackstone Holdings Partnerships or Blackstone (collectively, “Blackstone Securities”) other than the Purchased Units (other than pursuant to an in-kind distribution of Blackstone Securities or an equity dividend by Blackstone in respect of the Purchased Units), provided that, the foregoing notwithstanding, to the extent that Investor and its Affiliates Beneficially Own, in the aggregate, Blackstone Securities representing Beneficial Ownership of Blackstone Securities that is less than the Investor Ownership Limitation Percentage, Investor may acquire additional Common Units in the open market so long as immediately after any such acquisition, Investor’s and its Affiliates’ Beneficial Ownership of Blackstone Securities does not exceed the Investor Ownership Limitation Percentage, and provided further that upon any such permitted acquisition of Common Units other than the Purchased Units, such additional Common Units shall be deemed to be, and shall be treated as, Purchased Units for all purposes under this Agreement;  (ii) make any public announcement of, or submit to Blackstone or the Board of Directors (or any similar governing body) of its general partner, a proposal or offer (with or without conditions) with respect to any acquisition, directly or indirectly, by Investor or its Affiliates of Beneficial Ownership of any such Blackstone Securities; or (iii) directly or indirectly, solicit, initiate or knowingly facilitate or knowingly encourage, advise, act as a financing source for or otherwise invest in or join any third Person or Group in connection with any acquisition of, bid for control of or proxy solicitation relating to Blackstone.  After the Initial Lockup Date, to the extent Investor desires to increase its holdings in Blackstone, Blackstone and Investor shall consider in good faith any such proposed investment.  With respect to any Person, an “Affiliate” means any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control of such first Person; provided that, the foregoing and anything to the contrary in the Blackstone Partnership Agreement notwithstanding, it is understood and agreed that with respect to Investor, its Affiliates shall be deemed to consist only of the entity which the People’s Republic of China (“PRC”) will establish in the future under the direct control of the State Council of the PRC to act as the investment vehicle with respect to the PRC’s foreign exchange reserves and that will be the shareholder of Central SAFE Investment Co (such entity, “State InvestCo”), Central SAFE Investment Co, any successor of any of the foregoing Persons, and any other Persons controlled by any of the foregoing (“control” for these purposes (and for the general definition of Affiliate) meaning the direct or indirect power to direct or cause the

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direction of the management and policies of another Person, whether by operation of law or regulation, through ownership of securities, as trustee or executor or in any other manner), except for any bank or banking institution controlled by State InvestCo or Central SAFE Investment Co but only to the extent that any Blackstone Securities in the possession of such bank or banking institution were obtained in the ordinary course of its business and not as part of a plan to avoid the restrictions or obligations imposed by this letter agreement (all of the above Affiliates of Investor, together with Investor, the “State InvestCo Group”).

(b)           If at any time Investor or any of its Affiliates or Blackstone or any of its Affiliates becomes aware that Investor and its Affiliates Beneficially Own, in the aggregate, Blackstone Securities representing more than the Investor Ownership Limitation Percentage (other than to the extent the same is a result of events other than any purchases of securities by Investor and/or its Affiliates prohibited by paragraph 4(a)(i) above), then Investor and its Affiliates shall, as soon as is reasonably practicable, take all action reasonably necessary (including, without limitation, selling Common Units on the open market (subject to compliance with the last sentence of this paragraph 4(b)) or to Blackstone or any of its Affiliates) to reduce the number of Blackstone Securities Beneficially Owned by them to a number that results in the Investor and its Affiliates (collectively) Beneficially Owning Blackstone Securities representing no more than the Investor Ownership Limitation Percentage, and solely to the extent required to comply with this paragraph 4(b), the Transfer restrictions set forth in paragraph 3 above shall not apply.  Notwithstanding anything herein to the contrary, in the event that Investor or its Affiliates are required to Transfer Purchased Units in order to reduce their collective Beneficial Ownership so as to not exceed the Investor Ownership Limitation Percentage, then Investor or its Affiliates, as applicable, shall first offer such Purchased Units to Blackstone for purchase (at a price equal to the average closing price for the Common Units for the ten trading days prior to such offer) prior to Transferring any Blackstone Securities to any third Person.

5.            No Voting of Blackstone Securities. The Blackstone Partnership Agreement shall provide that Investor and its Affiliates shall not be entitled to any voting rights whatsoever in respect of any Purchased Units.  For the avoidance of doubt, such prohibition shall apply only to Investor and its Affiliates and shall not attach to Purchased Units upon any Transfer by Investor or its Affiliates to a third Person not in violation of the terms of this letter agreement or the Blackstone Partnership Agreement.

6.             Restrictions on Comparable Investments.  At any time from the date hereof until the date of the first anniversary of consummation of the Initial Offering, Investor shall obtain the prior written consent of Blackstone in connection with any investment by Investor or its Affiliates (including, without limitation, by way of or through formation of a joint venture), anywhere in the world, in any Person primarily engaged in the sponsorship or management of alternative asset funds or vehicles (including any private equity funds, real estate opportunity funds, hedge funds, funds of hedge funds, mezzanine funds, senior debt vehicles or open- or closed-end mutual funds investing in alternative asset classes) other than through the purchase of the Purchased Units; provided that nothing in this paragraph 6 shall limit Investor’s right to invest in any commercial or investment banking institution, insurance company, or securities trading business, notwithstanding the fact that such Person may sponsor or manage alternative asset funds.

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7.             Future Investments.  Investor and Blackstone agree to explore in good faith potential arrangements pursuant to which Investor or its Affiliates would invest in or commit to fund amounts to current and future investment funds managed by Blackstone or its Affiliates.   Investor shall evaluate in good faith and consider investing in any comparable funds or vehicles offered by Blackstone and its Affiliates in connection with any investment Investor makes in alternative asset funds or vehicles.

8.             General Representations and Warranties of the Parties.  Each of Investor and Blackstone represents and warrants, as of the date hereof and as of the date of the Closing, to the other party hereto as follows:

(a)           Such party is an entity duly organized or formed, validly existing and in good standing under the laws of its jurisdiction of organization or formation and has taken all action necessary on the part of such party (and, to the extent applicable, its members, partners or equityholders have taken all necessary required action) for the authorization, execution and delivery of this letter agreement and the performance of all obligations of such party hereunder.

(b)           This letter agreement constitutes, and when entered into by such party and the other parties thereto, the Registration Rights Agreement will constitute, a valid and legally binding obligation of such party, enforceable against such party in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

(c)           The execution, delivery and performance of the Transaction Agreements does not and will not (i) conflict with or result in any breach of any of, constitute a default under, or result in a violation of any law, rule, regulation or judgment applicable to such party, (ii) conflict with, or result in a breach of the organizational documents of such party, (iii) violate or conflict in any material respect with, or result in a material breach of any provision of, or constitute a material default under, or result in the creation of any material lien or encumbrance upon any of the material assets of such party (other than the Purchased Units) under, any of the terms, conditions or provisions of any material agreement or other obligation of such party.

9.             Representations and Warranties of Investor.  Investor represents and warrants, as of the date hereof and as of the date of the Closing, to Blackstone as follows:

(a)           Investor is acquiring the Purchased Units for Investor’s own account, “solely for the purpose of investment” (within the meaning set forth in 31 C.F.R. §800.219), and not with a view to distributing or reselling the Purchased Units in any transaction that would be in violation of any United States federal or state securities laws.  Investor further represents that it does not have any contract, undertaking, agreement or arrangement with any Person, other than any entity in the State InvestCo Group, to Transfer to any third Person any of the Purchased Units.

(b)           Investor understands that the Purchased Units have not been registered under the Securities Act, or registered or qualified under the securities laws of any state of the United States, and that Investor may not sell or otherwise Transfer Purchased Units unless such Purchased Units are subsequently registered under the Securities Act and registered or qualified

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under applicable United States state securities laws, or unless an exemption is available that permits the sale or Transfer without such registration and qualification.

10.           Representations and Warranties of Blackstone.  Except with respect to the representation contained in paragraph 10(c), which shall be made only as of the date of the Closing, Blackstone represents and warrants, as of the date hereof and as of the date of the Closing, to Investor as follows:

(a)           The Purchased Units to be issued to Investor at the Closing pursuant to the terms of this letter agreement have been duly and validly authorized and when such Purchased Units are issued to Investor in accordance with the terms of this letter agreement, all of such Purchased Units will be validly issued and will be delivered to Investor free and clear of all liens and encumbrances (other than pursuant to this letter agreement and the Blackstone Partnership Agreement).

(b)           The Registration Statement, if and when declared effective by the Commission (the “Effective Statement”), will comply in all material respects with the applicable provisions of the Securities Act and the rules and regulations promulgated thereunder and will not contain an untrue statement of a material fact and will not omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(c)           The representations and warranties contained in the underwriting agreement (the “Underwriting Agreement”) entered into by Blackstone and the underwriters on or about the date of the Effective Statement for the purchase by the underwriters of Common Units for offer to the public in the Initial Offering, will be true and correct as of the date of the Closing, except to the extent that the failure of such representations and warranties to be true and correct would not have a material adverse effect on the business, operations, assets or financial condition of Blackstone and its subsidiaries, taken as a whole, excluding, for the purposes of determining whether a material adverse effect has occurred, any effect resulting from, arising out of or in connection with any of the following, occurring after the date of the Underwriting Agreement: (i) general political, economic, industry or market events, occurrences, developments, circumstances or conditions, or the securities, credit or financial markets in general, (ii) changes in applicable laws, regulations or accounting standards, principles or interpretations, (iii) the engagement by any country in hostilities, whether commenced before or after the date hereof, and whether or not pursuant to the declaration of a national emergency or war, or (iv) the occurrence of any terrorist attack.

11.           Rights Relative to certain other Issuances.  If at any time following the date hereof and for a period of one year after the date of the Closing, Blackstone proposes to issue any Blackstone Securities representing 5% or more of the Common Units (calculated on a fully-diluted basis and as if all Blackstone Holdings Partnership Units had been exchanged for Common Units) in a transaction exempt from registration under the Securities Act and any similar applicable state securities laws to a Person (other than an underwriter, initial purchaser (as such term is commonly used in transactions pursuant to Rule 144A of the Securities Act) or any Person acting in a similar capacity) (such Person, a “New Strategic Investor”), on terms which are more favourable, in the aggregate (taking into account (a) discount to the then current

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market price, (b) lockup provisions and other restrictions on Transfer, (c) anti-dilution rights, and (d) any other rights or obligations, contractual or otherwise, granted to or imposed on the New Strategic Investor in connection with such issuance), as determined by mutual agreement of Investor and the Board of Directors of Blackstone’s general partner, than the terms provided to Investor pursuant to this letter agreement and the Blackstone Partnership Agreement, then Blackstone shall not consummate any such issuance unless Blackstone offers to the Investor modifications to the terms hereof and/or to the Blackstone Partnership Agreement sufficient, as determined by mutual agreement of Investor and the Board of Directors of Blackstone’s general partner, to ensure that the terms offered to the New Strategic Investor are not more favourable in the aggregate than those provided herein and in the Blackstone Partnership Agreement as so modified.

12.           Registration Rights.  Each of Investor and Blackstone covenants to the other party hereto that it will enter into the Registration Rights Agreement immediately prior to the Closing.

13.           Indemnification.  Notwithstanding anything to the contrary in this letter agreement, Blackstone shall indemnify and hold harmless Investor from and against all losses, costs, claims, damages, liabilities, expenses (including reasonable attorneys’ and accountants’ fees, costs of investigation, costs of suit and costs of appeal), fines and penalties actually incurred arising out of or relating to any breach of the representations and warranties made by Blackstone herein.

14.           Miscellaneous.  Blackstone shall afford Investor a reasonable opportunity in which to review and comment on any description of Investor and/or the transactions contemplated by this letter agreement that is to be included in any amendment to the Registration Statement filed after the date hereof.

Blackstone acknowledges that Investor is conducting an analysis of the tax implications of this transaction and agrees that Blackstone and Investor will, in good faith, cooperate and, at the sole discretion and judgment of Blackstone, implement tax efficiency measures; provided that any such measures will not in any way relieve Investor from its obligation hereunder (subject to the terms and conditions hereof) to purchase Common Units or otherwise require Blackstone to alter the investment structure contemplated in this letter agreement and provided further that any such measures shall not result in any adverse economic impact on Blackstone nor in the delay of the Initial Offering.

Neither this letter agreement nor any provision hereof may be amended, modified or waived except by an instrument in writing signed by the parties hereto.  The failure or delay of any party to enforce or exercise any rights under any of the provisions of this letter agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce or exercise any rights under each and every provision of this letter agreement in accordance with its terms.  The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

This letter agreement and the Blackstone Partnership Agreement contain the full and entire understanding and agreement among the parties hereto with regard to the subject

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matters hereof and thereof and supersede all prior understandings and agreements, written or oral, relating to the matters set forth herein and therein.  Neither this letter agreement nor any of their rights hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties, except (i) as expressly set forth herein or (ii) with respect to the Investor, to any Affiliate who executes a written agreement in form and substance reasonably satisfactory to Blackstone agreeing to be bound by the terms and conditions of this letter agreement and the Blackstone Partnership Agreement to the same extent as Investor and provided that no such assignment shall relieve Investor of its obligations hereunder.

Any term or provision of this letter agreement which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this letter agreement or affecting the validity or enforceability of any of the terms or provisions of this letter agreement in any other jurisdictions, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.

This letter agreement and the rights and obligations of the parties hereunder shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York, and shall inure to the benefit of, and be binding upon and inure to the benefit of the parties hereto and their respective successors.  Each party to this letter agreement hereby irrevocably and unconditionally, with respect to any matter or dispute arising under, or in connection with, this letter agreement and the transactions contemplated hereby (i) submits for itself and its property in any legal action or proceeding relating to this letter agreement, or for recognition and enforcement of any judgment in respect thereof, to the exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and any appellate courts thereof (and covenants not to commence any legal action or proceeding in any other venue or jurisdiction); (ii) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same; (iii) agrees that service of process in any such action will be in accordance with the laws of the State of New York but that nothing herein shall affect the right to effect service of process in any other manner permitted by law; (iv) waives any and all immunity (including sovereign immunity) from suit, execution, attachment or other legal process; and (v) waives in connection with any such action any and all rights to a jury trial.

Except for the representations and warranties of Blackstone made in paragraph 10(a) hereof, which shall survive indefinitely, each of the representations and warranties of Blackstone and Investor contained in this letter agreement shall survive the Closing for a period of four years following the Closing.

This letter agreement may be signed in counterparts, each of which shall constitute an original and which together shall constitute one and the same agreement.

This letter agreement shall terminate automatically and be of no further force or effect if the Initial Offering has not occurred by December 31, 2007 and otherwise at the earlier of the eighth anniversary of the Closing or such time when Investor ceases to Beneficially Own

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any Purchased Units; provided that any termination of this letter agreement will not relieve any party for any liability arising from a breach of representation, warranty, covenant or agreement occurring prior to such termination.

[Signatures on Following Page]

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Very truly yours,

THE BLACKSTONE GROUP L.P.

By:	Blackstone Group Management L.L.C.,
its general partner

By:	/s/ Stephen A. Schwarzman
Name:	Stephen A. Schwarzman
Title:	Chairman and Chief Executive Officer

Agreed and Accepted

as of the date first set forth above

in Beijing, People’s Republic of China

BEIJING WONDERFUL INVESTMENTS LTD

By:	/s/ Dr. Wang Jianxi
Name:	Dr. Wang Jianxi
Title:	General Manager

[Letter Agreement Signature Page]

Appendix I

Certain Defined Terms

The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this letter agreement.

“Beneficial Owner” has the meaning assigned to such term in Rules 13d-3 and 13d-5 under the Securities Exchange Act (and “Beneficially Own” and “Beneficial Ownership” shall have correlative meanings).

“Blackstone Holdings I” means Blackstone Holdings I L.P., a Delaware limited partnership, and any successors thereto.

“Blackstone Holdings II” means Blackstone Holdings II L.P., a Delaware limited partnership, and any successors thereto.

“Blackstone Holdings III” means Blackstone Holdings III L.P., a Delaware limited partnership, and any successors thereto.

“Blackstone Holdings IV” means Blackstone Holdings IV L.P., an Alberta limited partnership, and any successors thereto.

“Blackstone Holdings V” means Blackstone Holdings V L.P., an Alberta limited partnership, and any successors thereto.

“Blackstone Holdings Partnership Agreements” means, collectively, the Amended and Restated Limited Partnership Agreement of Blackstone Holdings I, the Amended and Restated Limited Partnership Agreement of Blackstone Holdings II, the Amended and Restated Limited Partnership Agreement of Blackstone Holdings III, the Amended and Restated Limited Partnership Agreement of Blackstone Holdings IV and the Amended and Restated Limited Partnership Agreement of Blackstone Holdings V, as they may each be amended, supplemented or restated from time to time.

“Blackstone Holdings Partnership Unit” means, collectively, one partnership unit in each of Blackstone Holdings I, Blackstone Holdings II, Blackstone Holdings III, Blackstone Holdings IV and Blackstone Holdings V issued under their respective Blackstone Holdings Partnership Agreement.

“Business Day” means each day that is not a Saturday, Sunday or other day on which banking institutions in New York, New York are authorized or required by law to close.

“Common Unit” means a Partnership Interest representing a fractional part of the Partnership Interests of all Limited Partners having the rights and obligations specified with respect to Common Units in the Blackstone Partnership Agreement.

“General Partner Interest” means the management and ownership interest of the general partner of Blackstone in Blackstone (in its capacity as a general partner without reference to any

I-1

Limited Partner Interest held by it), which is evidenced by General Partner Units, and includes any and all benefits to which a General Partner is entitled as provided in the Blackstone Partnership Agreement, together with all obligations of a General Partner to comply with the terms and provisions of the Blackstone Partnership Agreement.

“General Partner Unit” means a fractional part of the General Partner Interest having the rights and obligations specified with respect to the General Partner Interest.

“Limited Partner Interest” means the ownership interest of a Limited Partner in Blackstone, which may be evidenced by Common Units, Special Voting Units or other Partnership Securities or a combination thereof or interest therein, and includes any and all benefits to which such Limited Partner is entitled as provided in the Blackstone Partnership Agreement, including voting rights, together with all obligations of such Limited Partner to comply with the terms and provisions of the Blackstone Partnership Agreement.

“Partnership Interest” means an interest in Blackstone, which shall include the General Partner Interests and Limited Partner Interests.

“Partnership Security” means any equity interest in Blackstone (but excluding any options, rights, warrants and appreciation rights relating to an equity interest in Blackstone), including without limitation, Common Units, Special Voting Units and General Partner Units.

“Person” means an individual or a corporation, limited liability company, partnership, joint venture, trust, unincorporated organization, association (including any group, organization, co-tenanacy, plan, board, council or committee), government (including a country, state, county, or any other governmental or political subdivision, agency or instrumentality thereof) or other entity (or series thereof).

“Securities Act” means the U.S. Securities Act of 1933, as amended, supplemented or restated from time to time and any successor to such statute.

“Securities Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, supplemented or restated from time to time and any successor to such statute.

“Senior Managing Directors” means those employees of Blackstone, its general partner and their subsidiaries who hold the title of senior managing director as of the date of the consummation of the Initial Offering.

“Special Voting Unit” means a Partnership Interest having the rights and obligations specified with respect to Special Voting Units in the Blackstone Partnership Agreement. For the avoidance of doubt, holders of Special Voting Units, in their capacity as such, shall not be entitled to receive distributions by Blackstone and shall not be allocated income, gain, loss, deduction or credit of Blackstone.

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Exhibit A

REGISTRATION RIGHTS AGREEMENT

OF

THE BLACKSTONE GROUP L.P.

Dated as of            , 2007

i

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (including Appendix A hereto, as such Appendix A may be amended from time to time pursuant to the provisions hereof, this “Agreement”), is made and entered into as of           , 2007, by and among The Blackstone Group L.P., a Delaware limited partnership (the “Partnership”), and                             (the “Covered Person”).

WHEREAS, the Covered Person is the holder of the Partnership’s common units representing limited partner interests (the “Common Units”); and

WHEREAS, the Partnership desires to provide the Covered Person with registration rights with respect to such Common Units.

NOW, THEREFORE, in consideration of the premises and of the mutual agreements, covenants and provisions herein contained, the parties hereto agree as follows:

ARTICLE I
DEFINITIONS AND OTHER MATTERS

Section 1.1             Definitions.  Capitalized terms used in this Agreement without other definition shall, unless expressly stated otherwise, have the meanings specified in the Investor Agreement or in this Section 1.1:

“Agreement” has the meaning ascribed to such term in the Recitals.

“Common Units” has the meaning ascribed to such term in the Recitals.

“Covered Common Units” means the Common Units purchased by the Covered Person pursuant to the Investor Agreement.

“Demand Notice” has the meaning ascribed to such term in Section 2.1(a).

“Demand Registration” has the meaning ascribed to such term in Section 2.1(a).

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“General Partner” means Blackstone Group Management L.L.C., a Delaware limited liability company and the general partner of the Partnership, and any successor general partner thereof.

“Governmental Authority” means any national, local or foreign (including U.S. federal, state or local) or supranational (including European Union) governmental, judicial, administrative or regulatory (including self-regulatory) agency, commission, department, board, bureau, entity or authority of competent jurisdiction.

“Indemnified Parties” has the meaning ascribed to such term in Section 2.5.

“Investor Agreement” means that letter agreement dated May       , 2007 between the Partnership and                       .

“NASD” means the National Association of Securities Dealers, Inc.

“Partnership” has the meaning ascribed to such term in the Recitals.

“Public Offering” means an underwritten public offering pursuant to an effective registration statement under the Securities Act, other than pursuant to a registration statement on Form S-4 or Form S-8 or any similar or successor form.

“Registrable Securities” means Covered Common Units held by the Covered Person from time to time. For purposes of this Agreement, Registrable Securities shall cease to be Registrable Securities when (i) a Registration Statement covering resales of such Registrable Securities has been declared effective under the Securities Act by the SEC and such Registrable Securities have been disposed of pursuant to such effective Registration Statement, (ii) the third Demand Registration has been effected pursuant to Section 2.1 or (iii) such Registrable Securities cease to be outstanding.

“Registration Expenses” means any and all expenses incident to the performance of or compliance with any registration or marketing of securities, including all (i) SEC and securities exchange registration and filing fees, and all other fees and expenses payable in connection with the listing of securities on any securities exchange or automated interdealer quotation system, (ii) fees and expenses of compliance with any securities or “blue sky” laws (including reasonable fees and disbursements of counsel in connection with “blue sky” qualifications of the securities registered), (iii) expenses in connection with the preparation, printing, mailing and delivery of any registration statements, prospectuses and other documents in connection therewith and any amendments or supplements thereto, (iv) security engraving and printing expenses, (v) internal expenses of the General Partner and the Partnership (including, without limitation, all salaries and expenses of the officers and employees of the General Partner or the Partnership performing legal or accounting duties), (vi) reasonable fees and disbursements of counsel for the General Partner or the Partnership and customary fees and expenses for independent certified public accountants retained by the General Partner or the Partnership (including the expenses relating to any comfort letters or costs associated with the delivery by independent certified public accountants of any comfort letters requested pursuant to Section 2.3(i)), (vii) reasonable fees and expenses of any special experts retained by the General Partner or the Partnership in connection with such registration, (viii) reasonable fees, out-of-pocket costs and expenses of the Covered Persons, including one counsel for the Covered Person, (ix) fees and expenses in connection with any review by the NASD of the underwriting arrangements or other terms of the offering, and all fees and expenses of any “qualified independent underwriter,” including the fees and expenses of any counsel thereto, (x) fees and disbursements of underwriters customarily paid by issuers or sellers of securities, but excluding any underwriting fees, discounts and commissions attributable to the sale of Registrable Securities, (xi) costs of printing and producing any agreements among underwriters, underwriting agreements, any “blue sky” or legal investment memoranda and any selling agreements and other documents in connection with the offering, sale or delivery of the Registrable Securities, (xii) transfer agents’ and registrars’ fees and expenses and the fees and expenses of any other agent or trustee appointed in connection with such offering, (xiii) expenses relating to any analyst or investor presentations or any “road shows” undertaken in connection with the registration, marketing or selling of the Registrable Securities, (xiv) fees and expenses payable in connection with any ratings of the Registrable Securities, including expenses relating to any presentations to rating agencies and (xv) all out-of-pocket costs and expenses incurred by the General Partner, the Partnership or their appropriate officers in connection with their compliance with Section 2.3(m).

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

Section 1.2             Definitions Generally.  Wherever required by the context of this Agreement, the singular shall include the plural and vice versa, and the masculine gender shall include the feminine and neuter genders and vice versa, and references to any agreement, document or instrument shall be deemed to refer to such agreement, document or instrument as amended, supplemented or modified from time to time.  When used herein:

(a)           the word “or” is not exclusive;

(b)           the words “including,” “includes,” “included” and “include” are deemed to be followed by the words “without limitation”;

(c)           the terms “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision;

(d)           the word “person” means any individual, corporation, limited liability company, trust, joint venture, association, company, partnership or other legal entity or a government or any department or agency thereof or self-regulatory organization; and

(e)           all section, paragraph or clause references not attributed to a particular document shall be references to such parts of this Agreement, and all exhibit, annex and schedule references not attributed to a particular document shall be references to such exhibits, annexes and schedules to this Agreement.

ARTICLE II
REGISTRATION RIGHTS

Section 2.1             Demand Registration.

(a)           If at any time after the Initial Lockup Date, the Partnership shall receive a written request (a “Demand Notice”) from the Covered Person that the Partnership effect the registration under the Securities Act of all or any portion of the Registrable Securities specified in the Demand Notice (a “Demand Registration”), specifying the information set forth under Section 2.3(j), then the Partnership shall use its commercially reasonable efforts to effect, as expeditiously as reasonably practicable, subject to the restrictions in Section 2.1(e), the registration under the Securities Act of the Registrable Securities for which the Covered Person has requested registration under this Section 2.1, all to the extent necessary to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities so to be registered, provided that the Partnership shall not be required to effect (x) more than one such Demand Registration in any of the 365-day (or 366-day, if a leap year) periods ending on the first, second and third anniversaries of the Initial Lockup Date and (y) more than three such Demand Registrations in total; and provided further that, without limiting the generality of Section 2.1(e) and notwithstanding anything herein to the contrary, in no event may the number of Registrable Securities to be registered pursuant to a Demand Registration effected prior to the third anniversary of the Initial Lockup Date exceed the Partial Transfer Amount (as defined in the Investor Agreement).

(b)           At any time prior to the effective date of the registration statement relating to such registration, the Covered Person may revoke such Demand Registration request by providing a notice to the Partnership revoking such request, provided that such Demand Registration shall count as having been effected for purposes of the first proviso to the first paragraph of Section 2.1 above unless the Covered Person pays all Registration Expenses in connection with such revoked Demand Registration within 30 days of written request therefor by the Partnership.

(c)           If a Demand Registration involves an underwritten Public Offering and the managing underwriter advises the Partnership and the Covered Person that, in its view, the number of units of Registrable Securities requested to be included in such registration by the Covered Person, the Partnership and for the account of any other persons exceeds the largest number of units that can be sold without having a material adverse effect on such offering, including the price at which such units can be sold (the “Maximum Offering Size”), the Partnership shall include in such registration, in the priority listed below, up to the Maximum Offering Size:

(i)            first, all Registrable Securities requested to be registered in the Demand Registration by the Covered Person; and
(ii)           second, any securities proposed to be registered by the Partnership or any securities proposed to be registered for the account of any other persons, with such priorities among them as the Partnership shall determine.

(d)           Upon notice to the Covered Person, the Partnership may postpone effecting a registration pursuant to this Section 2.1 on up to two occasions during any 365 (or 366, in the case of leap year) consecutive day period for a reasonable time specified in the notice but not exceeding 120 days in the aggregate (which period may not be extended or renewed), if (i) the General Partner shall determine in good faith, based on advice from independent investment bankers, that effecting the registration would materially and adversely affect an offering of securities of the Partnership the preparation of which had then been commenced or (ii) the Partnership is in possession of material non-public information the disclosure of which during the period specified in such notice the General Partner believes in good faith would not be in the best interests of the Partnership.

(e)           Notwithstanding any provision in this Section 2.1 or elsewhere in this Agreement, no provision relating to the registration of Registrable Securities shall be construed as permitting the Covered Person to effect a transfer of securities that is otherwise prohibited by the terms of the Investor Agreement or any other agreement between the Covered Person and the Partnership or any of its subsidiaries.

Section 2.2             Lock-Up Agreements.  If any registration shall be effected in connection with a Public Offering, neither the Partnership, nor any controlling affiliate of the Partnership, nor the Covered Person shall effect any public sale or distribution, including any sale pursuant to Rule 144, of any Common Units or other security of the Partnership (except, if applicable, as part of such Public Offering) during the period beginning 14 days prior to the effective date of the applicable registration statement until the earlier of (i) such time as the Partnership and the lead managing underwriter shall agree and (ii) 180 days following the pricing of the Public Offering.

Section 2.3             Registration Procedures.  In connection with any request by the Covered Person that Registrable Securities be registered pursuant to Section 2.1, subject to the provisions of such Section, the paragraphs below shall be applicable:

(a)           The Partnership shall as expeditiously as reasonably practicable prepare and file with the SEC a registration statement on any form for which the Partnership then qualifies or that counsel for the Partnership shall deem appropriate and which form shall be available for the registration of the Registrable Securities to be registered thereunder in accordance with the intended method of distribution thereof, and use its commercially reasonable efforts to cause such filed registration statement to become and remain effective for a period of not less than 90 days.

(b)           Prior to filing a registration statement or prospectus or any amendment or supplement thereto, the Partnership shall, if requested, furnish to the Covered Person and each underwriter, if any, of the Registrable Securities covered by such registration statement copies of such registration statement as proposed to be filed, and thereafter the Partnership shall furnish to the Covered Person and underwriter, if any, such number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits thereto and documents incorporated by reference therein), the prospectus included in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 or Rule 430A under the Securities Act and such other documents as the Covered Person or underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities owned by the Covered Person.  The Covered Person shall have the right to request that the Partnership modify any information contained in such registration statement, amendment and supplement thereto pertaining to the Covered Person and the Partnership shall use its all commercially reasonable efforts to comply with such request, provided, however, that the Partnership shall not have any obligation to so modify any information if the Partnership reasonably expects that so doing would cause the prospectus to contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

(c)           After the filing of the registration statement, the Partnership shall (i) cause the related prospectus to be supplemented by any required prospectus supplement, and, as so supplemented, to be filed pursuant to Rule 424 under the Securities Act, (ii) comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement during the applicable period in accordance with the intended methods of disposition by the Covered Person thereof set forth in such registration statement or supplement to such prospectus and (iii) promptly notify the Covered Person of any stop order issued or threatened by the SEC suspending the effectiveness of such registration statement or any state securities commission and take all commercially reasonable efforts to prevent the entry of such stop order or to obtain the withdrawal of such order if entered.

(d)           To the extent any “free writing prospectus” (as defined in Rule 405 under the Securities Act) is used, the Partnership shall file with the SEC any free writing prospectus that is required to be filed by the Partnership with the SEC in accordance with the Securities Act and retain any free writing prospectus not required to be filed.

(e)           The Partnership shall use its commercially reasonable efforts to (i) register or qualify the Registrable Securities covered by such registration statement under such other securities or “blue sky” laws of such jurisdictions in the United States as the Covered Person or each underwriter, if any, reasonably (in light of such member’s intended plan of distribution) requests and (ii) cause such Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Partnership and do any and all other acts and things that may be reasonably necessary or advisable to enable the Covered Person to consummate the disposition of the Registrable Securities owned by the Covered Person, provided that the Partnership shall not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 2.3(e), (B) subject itself to taxation in any such jurisdiction or (C) consent to general service of process in any such jurisdiction.

(f)            The Partnership shall immediately notify the Covered Person or each underwriter, if any, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and promptly prepare and make available to the Covered Person or underwriter, if any, and file with the SEC any such supplement or amendment.

(g)           The Covered Person, with the consent of the Partnership (such consent not to be unreasonably withheld), shall select an underwriter or underwriters in connection with any Public Offering.  In connection with any Public Offering, the Partnership shall enter into customary agreements (including an underwriting agreement in customary form) and take such all other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities in any such Public Offering, including if necessary the engagement of a “qualified independent underwriter” in connection with the qualification of the underwriting arrangements with the NASD.

(h)           Subject to the execution of confidentiality agreements satisfactory in form and substance to the Partnership in the exercise of its good faith judgment, pursuant to the reasonable request of the Covered Person or underwriter (if any), the Partnership will give to the Covered Person, each underwriter (if any) and their respective counsel and accountants (i) reasonable and customary access to its books and records and (ii) such opportunities to discuss the business of the Partnership with its directors, officers, employees, counsel and the independent public accountants who have certified its financial statements, as shall be appropriate, in the reasonable judgment of counsel to the Covered Person or underwriter, to enable them to exercise their due diligence responsibility, provided that any such discussions shall be done in a manner so as to not unreasonably disrupt the operation of the business of the Partnership.

(i)            The Partnership shall use its commercially reasonable efforts to furnish to the Covered Person and to each such underwriter, if any, a signed counterpart, addressed to such person or underwriter, of (i) an opinion or opinions of counsel to the Partnership and (ii) a comfort letter or comfort letters from the Partnership’s independent public accountants, each in customary form and covering such matters of the kind customarily covered by opinions or comfort letters, as the case may be, as the Covered Person or underwriter reasonably requests.

(j)            The Covered Person shall promptly furnish in writing to the Partnership such information regarding itself and the distribution of the Registrable Securities as the Partnership may from time to time reasonably request and such other information as may be legally required or advisable in connection with such registration.

(k)           The Covered Person and each underwriter, if any, agrees that, upon receipt of any notice from the Partnership of the happening of any event of the kind described in Section 2.3(f), the Covered Person or underwriter shall forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until the Covered Person’s or underwriter’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 2.3(f), and, if so directed by the Partnership, the Covered Person or underwriter shall deliver to the Partnership all copies, other than any permanent file copies then in the Covered Person’s possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice.  If the Partnership shall give such notice, the Partnership shall extend the period during which such registration statement shall be maintained effective (including the period referred to in Section 2.3(a)) by the number of days during the period from and including the date of the giving of notice pursuant to Section 2.3(f) to the date when the Partnership shall make available to the Covered Person a prospectus supplemented or amended to conform with the requirements of Section 2.3(f).

(l)            The Partnership shall use its commercially reasonable efforts to list all Registrable Securities covered by such registration statement on any securities exchange or quotation system on which any of the Registrable Securities are then listed or traded.

(m)          Notwithstanding anything herein to the contrary, the Partnership shall, to the extent the underwriter(s) in any such offering of Registrable Securities determine that the failure to do so would have a material adverse effect on such offering, including the price at which such Registrable Securities can be sold, have appropriate officers of the General Partner or the Partnership (i) prepare and make presentations at “road shows” and before analysts and rating agencies, as the case may be, (ii) take other actions to obtain ratings for any Registrable Securities and (iii) otherwise use their commercially reasonable efforts to cooperate as reasonably requested by the underwriters in the offering, marketing or selling of the Registrable Securities; provided that, notwithstanding the foregoing, for any Demand Registration, such officers of the General Partner and/or the Partnership shall not be required to participate in more than a single day in total of such presentations, road shows or any other marketing or selling events.

(n)           The Partnership shall cooperate with the Covered Person to facilitate the timely delivery of Registrable Securities to be sold, which shall not bear any restrictive legends, and to enable such Registrable Securities to be issued in such denominations and registered in such names as the Covered Person may reasonably request at least two business days prior to the closing of any sale of Registrable Securities.

Section 2.4             Payment of Registration Expenses.  Other than as set forth in Section 2.1(b), the Partnership shall pay or promptly reimburse Investor for all Registration Expenses in connection with any Demand Registration.

Section 2.5             Indemnification by the Partnership.  In the event of any registration of any Registrable Securities of the Partnership under the Securities Act pursuant to this Article II, the Partnership will, and it hereby does, indemnify and hold harmless, to the extent permitted by law, the Covered Person, each affiliate of the Covered Person and their respective directors and officers or general and limited partners or members and managing members (including any director, officer, affiliate, employee, agent and controlling person of any of the foregoing) and each other person, if any, who controls such seller within the meaning of the Securities Act (collectively, the “Indemnified Parties”, which definition shall, for purposes of Section 2.7, be deemed to include those persons entitled to indemnification pursuant to Section 2.6), from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses reasonably incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (1) any untrue statement or alleged untrue statement of a material fact contained in any registration statement or amendment or supplement thereto under which such Registrable Securities were registered or any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or (2) any untrue statement or alleged untrue statement of a material fact contained in any prospectus, any free writing prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act in respect of the Registrable Securities, or amendment or supplement thereto, or any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, that the Partnership shall not be liable to any Indemnified Party in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, prospectus, any free writing prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act in respect of the Registrable Securities, or amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Partnership with respect to such seller or any underwriter specifically for use in the preparation thereof.

Section 2.6             Indemnification by the Covered Person.  The Covered Person hereby indemnifies and holds harmless, and the Partnership may require, as a condition to including any Registrable Securities in any registration statement filed in accordance with this Article II, that the Partnership shall have received an undertaking reasonably satisfactory to it from any underwriter to indemnify and hold harmless, the Partnership and all other prospective sellers of securities, the directors of the General Partner, each officer of the General Partner or the Partnership who signed the Registration Statement and each person, if any, who controls the Partnership and all other prospective sellers of Registrable Securities within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in Section 2.5 above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Partnership by and in respect of the Covered Person or any underwriter specifically for use in the preparation of such registration statement, prospectus, any free writing prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act in respect of the Registrable Securities, or amendment or supplement thereto.  Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Partnership, the Covered Person or any underwriter, or any of their respective affiliates, directors, officers or controlling persons and shall survive the transfer of such securities by such person.  In no event shall any such indemnification liability of the Covered Person be greater in amount than the dollar amount of the proceeds received by the Covered Person upon the sale of the Registrable Securities giving rise to such indemnification obligation.

Section 2.7             Conduct of Indemnification Proceedings.  Promptly after receipt by an Indemnified Party hereunder of written notice of the commencement of any action or proceeding with respect to which a claim for indemnification may be made pursuant to this Article II, such Indemnified Party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action; provided, that the failure of the Indemnified Party to give notice as provided herein shall not relieve the indemnifying party of its obligations under this Article II, except to the extent that the indemnifying party is materially prejudiced by such failure to give notice.

In case any such action is brought against an Indemnified Party, unless in such Indemnified Party’s reasonable judgment a conflict of interest between such Indemnified Party and indemnifying parties may exist in respect of such claim, the indemnifying party will be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such Indemnified Party, and after notice from the indemnifying party to such Indemnified Party of its election so to assume the defense thereof, the indemnifying party will not be liable to such Indemnified Party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation.  It is understood and agreed that the indemnifying person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Parties, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm (x) for the Covered Person, its affiliates, directors and officers and any control persons of the Covered Person shall be designated in writing by the Covered Person, (y) in all other cases shall be designated in writing by the General Partner.  The indemnifying person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying person agrees to indemnify each Indemnified Party from and against any loss or liability by reason of such settlement or judgment.  No indemnifying person shall, without the written consent of the Indemnified Party, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Party is or could have been a party and indemnification could have been sought hereunder by such Indemnified Party, unless such settlement (A) includes an unconditional release of such Indemnified Party, in form and substance reasonably satisfactory to such Indemnified Party, from all liability on claims that are the subject matter of such proceeding and (B) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Party.

Section 2.8             Contribution.  If the indemnification provided for in this Article II from the indemnifying party is unavailable to an Indemnified Party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to herein, then the indemnifying party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and Indemnified Parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations.  The relative fault of such indemnifying party and Indemnified Parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or Indemnified Parties, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action.  The amount paid or payable by a party under this Section 2.8 as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 2.8 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

Section 2.9             Participation in Public Offering.  The Covered Person may not participate in any Public Offering hereunder unless the Covered Person completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the provisions of this Agreement in respect of registration rights.

Section 2.10           Other Indemnification.  Indemnification similar to that specified herein (with appropriate modifications) shall be given by the Partnership and the Covered Person with respect to any required registration or other qualification of securities under any federal or state law or regulation or Governmental Authority other than the Securities Act.

Section 2.11           Cooperation by the Partnership.  If the Covered Person shall transfer any Registrable Securities pursuant to Rule 144 (and not in violation of the Investor Agreement), the Partnership shall use its commercially reasonable efforts to cooperate with the Covered Person and shall provide to the Covered Person such information as may be required to be provided under Rule 144.

Section 2.12           Parties in Interest.  The Covered Person shall be entitled to receive the benefits of this Agreement and shall be bound by the terms and provisions of this Agreement by reason of the Covered Person’s election to participate in a registration under this Article II.

Section 2.15           Acknowledgement Regarding the Partnership.  Other than those determinations reserved expressly to the Covered Person, all determinations necessary or advisable under this Article II shall be made by the General Partner, the determinations of which shall be final and binding.

Section 2.16           Mergers, Recapitalizations, Exchanges or Other Transactions Affecting Registrable Securities.  The provisions of this Agreement shall apply to the full extent set forth herein with respect to the Registrable Securities to any and all securities or units of the Partnership or any successor or assign of any such person (whether by merger, amalgamation, consolidation, sale of assets or otherwise) that may be issued in respect of, in exchange for, or in substitution of such Registrable Securities, by reason of any dividend, split, issuance, reverse split, combination, recapitalization, reclassification, merger, amalgamation, consolidation or otherwise.

ARTICLE III
MISCELLANEOUS

Section 3.1             Term of the Agreement; Termination of Certain Provisions.

(a)           The term of this Agreement shall continue until the first to occur of (i) such time as the Covered Person does not hold any Registrable Securities, (ii) the satisfaction of the third Demand Registration and (iii) such time as the Agreement is terminated by the Covered Person.

(b)           Unless this Agreement is theretofore terminated pursuant to Section 3.1(a) hereof, the Covered Person shall be bound by the provisions of this Agreement with respect to any Registrable Securities until such time as the Covered Person ceases to hold any Registrable Securities.  Thereafter, the Covered Person shall no longer be bound by the provisions of this Agreement other than Sections 2.6, 2.7, 2.8 and 2.10 and this Article III.

Section 3.2             Amendments; Waiver.

(a)           The provisions of this Agreement may be amended only by written agreement of the Partnership and the Covered Person.

(b)           No provision of this Agreement may be waived except by an instrument in writing executed by the party against whom the waiver is to be effective.

Section 3.3             Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

Section 3.4             Submission to Jurisdiction; Waiver of Jury Trial.

(a)           Any and all disputes which cannot be settled amicably, including any ancillary claims of any party, arising out of, relating to or in connection with the validity, negotiation, execution, interpretation, performance or non-performance of this Agreement (including the validity, scope and enforceability of this arbitration provision) shall be finally settled by arbitration conducted by a single arbitrator in New York in accordance with the then-existing Rules of Arbitration of the International Chamber of Commerce. If the parties to the dispute fail to agree on the selection of an arbitrator within thirty (30) days of the receipt of the request for arbitration, the International Chamber of Commerce shall make the appointment.  The arbitrator shall be a lawyer and shall conduct the proceedings in the English language.

Performance under this Agreement shall continue if reasonably possible during any arbitration proceedings.

(b)           Notwithstanding the provisions of paragraph (a), the Parties may bring an action or special proceeding in any court of competent jurisdiction for the purpose of compelling a party to arbitrate, seeking temporary or preliminary relief in aid of an arbitration hereunder, and/or enforcing an arbitration award and, for the purposes of this paragraph (b), the Covered Person (i) expressly consents to the application of paragraph (c) of this Section 3.4 to any such action or proceeding, (ii) agrees that proof shall not be required that monetary damages for breach of the provisions of this Agreement would be difficult to calculate and that remedies at law would be inadequate, and (iii) irrevocably appoints the General Partner as the Covered Person’s agent for service of process in connection with any such action or proceeding and agrees that service of process upon such agent, who shall promptly advise the Covered Person of any such service of process, shall be deemed in every respect effective service of process upon the Covered Person in any such action or proceeding.

(c)           (i)            THE COVERED PERSON HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF COURTS LOCATED IN NEW YORK, NEW YORK FOR THE PURPOSE OF ANY JUDICIAL PROCEEDING BROUGHT IN ACCORDANCE WITH THE PROVISIONS OF PARAGRAPH (B) OF THIS SECTION 3.4, OR ANY JUDICIAL PROCEEDING ANCILLARY TO AN ARBITRATION OR CONTEMPLATED ARBITRATION ARISING OUT OF OR RELATING TO OR CONCERNING THIS AGREEMENT. Such ancillary judicial proceedings include any suit, action or proceeding to compel arbitration, to obtain temporary or preliminary judicial relief in aid of arbitration, or to confirm an arbitration award. The parties acknowledge that the fora designated by this paragraph (c) have a reasonable relation to this Agreement, and to the parties’ relationship with one another.

(ii)                           The parties hereby waive, to the fullest extent permitted by applicable law, any objection which they now or hereafter may have to personal jurisdiction or to the laying of venue of any such ancillary suit, action or proceeding brought in any court referred to in paragraph (c)(i) of this Section 3.4 and such parties agree not to plead or claim the same.  The Covered Person further waives any and all immunity (including sovereign immunity) from suit, execution, attachment or other legal process relating to this Agreement or the transactions contemplated hereunder.

Section 3.5             Notices.  All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by courier service, by fax, by electronic mail (delivery receipt requested) or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 3.5):

If to the Covered Person,

c/o _____________

________________

________________

Attention: _______

Fax:

Electronic Mail:

If to the Partnership, at

The Blackstone Group L.P.

345 Park Avenue

New York, New York  10154

Attention: Chief Legal Officer

Fax: (212) 583-5258

Electronic Mail: friedman@blackstone.com

The Partnership shall be responsible for notifying the Covered Person of the receipt of a notice, request, claim, demand or other communication under this Agreement relevant to the Covered Person at the address of the Covered Person set forth above (and the Covered Person shall notify the Partnership of any change in such address for notices, requests, claims, demands or other communications).

Section 3.6             Severability.  If any provision of this Agreement is finally held to be invalid, illegal or unenforceable, (a) the remaining terms and provisions hereof shall be unimpaired and (b) the invalid or unenforceable term or provision shall be deemed replaced by a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision.

Section 3.7             Specific Performance.  Each party hereto acknowledges that the remedies at law of the other parties for a breach or threatened breach of this Agreement would be inadequate and, in recognition of this fact, any party to this Agreement, without posting any bond, and in addition to all other remedies that may be available, shall be entitled to obtain equitable relief in the form of specific performance, a temporary restraining order, a temporary or permanent injunction or any other equitable remedy that may be then available.

Section 3.8             Assignment; Successors.  This Agreement shall be binding upon and inure to the benefit of the respective legatees, legal representatives, successors and assigns of the Covered Person; provided, however, that the Covered Person may not assign this Agreement or any of its rights or obligations hereunder except to any Affiliate (as defined in the Investor Agreement) who executes a written agreement in form and substance reasonably satisfactory to the Partnership agreeing to be bound by the terms and conditions of this Agreement, and any purported assignment in breach hereof by the Covered Person shall be void; and provided further that no assignment of this Agreement by the Partnership or to a successor of the Partnership (by operation of law or otherwise) shall be valid unless such assignment is made to a person which succeeds to the business of such person substantially as an entirety.

Section 3.9             No Third-Party Rights.  Other than as expressly provided herein, nothing in this Agreement will be construed to give any person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement.  This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and assigns.

Section 3.10           Section Headings.  The headings of sections in this Agreement are provided for convenience only and will not affect its construction or interpretation.

Section 3.11           Execution in Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have duly executed or caused to be duly executed this Agreement as of the dates indicated.

THE BLACKSTONE GROUP L.P.

By: Blackstone Group Management L.L.C., its general partner

By:

Name:

Title:

[Signature page to Registration Rights Agreement]

By:

Name:

Title:

[Signature page to Registration Rights Agreement]